EXHIBIT 99.2

Notice of Grant of Stock Option

                                            Agouron Pharmaceuticals, Inc.
                                            10350 North Torrey Pines Road
                                            La Jolla, California 92037
                                            (619) 622-8000

[Insert Grantee's Name & Address]
_____________________________
_____________________________
_____________________________
_____________________________

You have been granted an option ("Option") to buy Agouron Pharmaceuticals, Inc. ("Agouron") common stock as follows:

           Stock Option Grant No.                    _________
           Date of Grant                             _________
           Stock Option Agreement                    _________ (Attachment 1)
           Option Price per Share                    _________
           Total Number of Shares Granted            _________
           Expiration Date/Time                      _________ 12:00 p.m.

                                 VESTING SCHEDULE

                                                            Cumulative Amount
                                     Stock Available       of Stock Available
              On or After              For Exercise            For Exercise
               _________                _________                _________
               _________                _________                _________
               _________                _________                _________
               _________                _________                   TOTAL

By your signature and Agouron's signature below, you and Agouron agree that this Option is granted under and governed by the terms and conditions of Agouron's 1996 Stock Option Agreement (Attachment 1) and the 1996 Stock Option Plan (Attachment 2), which are attachments hereto and are made a part hereof by this reference.

Attachments:

1.     1996 Stock Option Agreement (Form Dated November 7, 1996).
2.     1996 Stock Option Plan (Adopted by the Shareholders November 7, 1996).
3. Prospectus Information Memorandum, which describes, among other things, the federal income tax consequences of exercising your options.

Additionally, if you have not received a copy of Agouron's latest annual report, please contact the Investor Relations Department, or you may review the latest annual report information over the Internet at Agouron's Web Site address:
                              http://www.agouron.com

AGOURON PHARMACEUTICALS, INC.                   OPTIONEE


By: ______________________________              __________________________
    [Name of Corporate Officer]                 [Name of Grantee]